UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

_______________

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2017

IWeb, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	47-3149295
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1&2, 3/F, Kingsford Industrial Center 13 Wai Hoi Road, Kowloon Bay Kowloon, Hong Kong
(Address of principal executive offices)

+852-23680129
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On April 24, 2017, the Board of Directors of IWEB, Inc. (the “Company”) approved the dismissal of KLJ & Associates, LLP (“KLJ”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, effective immediately.

KLJ’s audit reports on the Company’s financial statements as of and for the period covering the Company’s inception on February 17, 2015 through June 30, 2015, the fiscal year ended June 30, 2016 and the six-month transition period ended December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that their reports for each of the fiscal periods contained an emphasis of matter paragraph regarding the Company’s ability to continue as a going concern.

During each of (i) the period covering the Company’s inception on February 17, 2015 through June 30, 2015, (ii) the fiscal year ended June 30, 2016, (iii) the six-month transition period from July 1, 2016 to December 31, 2016 and (iv) in the subsequent interim period through April 24, 2017, there were no disagreements between the Company and KLJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KLJ, would have caused KLJ to make reference to the subject matter of the disagreement in their reports on the financial statements for such periods, and no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KLJ with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that KLJ furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of KLJ’s letter dated April 28, 2017 is attached as Exhibit 16.1 hereto.

On April 24, 2017, the Company’s Board of Directors approved the appointment and engagement of Centurion ZD CPA Limited (“CZD”) as the Company’s independent registered public accounting firm, effective as of April 24, 2017. The Board of Directors also approved CZD as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

In deciding to approve the engagement of CZD, the Board of Directors reviewed auditor independence and existing commercial relationships with CZD, and concluded that CZD has no commercial relationship with the Company that would impair its independence. During each of (i) the period covering the Company’s inception on February 17, 2015 through June 30, 2015, (ii) the fiscal year ended June 30, 2016, (iii) the six-month transition period from July 1, 2016 to December 31, 2016, and (iv) in the subsequent interim period through April 24, 2017, neither the Company nor anyone on its behalf consulted CZD regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the financial statements of the Company, and neither a written report nor oral advice was provided to the Company that CZD concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
16.1	Letter from KLJ & Associates, LLP to the SEC, dated April 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IWeb, Inc.

Date: April 28, 2017	By:	/s/ Wai Hok Fung
Wai Hok Fung
President and Chief Executive Officer